SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 20, 2016, Brinker International, Inc., a Delaware corporation (the “Company”), and certain of the Company’s wholly-owned subsidiaries Brinker Restaurant Corporation, Brinker Texas, Inc. and Brinker Florida, Inc. (collectively, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, on behalf of itself and the initial purchasers listed in Schedule 1 therein, under which the Company has agreed to sell $350 million aggregate principal amount of its 5.000% Senior Notes due 2024 (the “Notes”) which will be guaranteed by the Guarantors on a senior unsecured and joint and several basis.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Guarantors. Under the terms of the Purchase Agreement, the Company and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, affiliates of certain of the initial purchasers are the administrative agent and the joint lead arrangers, bookrunners and lenders under the Company’s senior unsecured revolving credit facility.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Senior Notes

General

On September 23, 2016 (the “Closing Date”), the Company completed the issuance and sale of $350 million aggregate principal amount of the Notes in a previously announced private offering. The Notes were sold only to qualified institutional buyers in compliance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Indenture

The Notes were issued under the indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Principal, Maturity and Interest. The Company issued $350 million aggregate principal amount of the Notes on the Closing Date. The Notes are general, unsecured, senior obligations of the Company. The Notes will mature on October 1, 2024. Interest on the Notes is payable at a rate of 5.000% per annum, payable semi-annually in arrears on each April 1 and October 1, beginning on April 1, 2017, to holders of record for such Notes on the immediately preceding March 15 and September 15, respectively.

Optional Redemption. The Company may redeem all or part of the Notes at any time prior to July 1, 2024, at its option, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium (as defined in the Indenture) plus accrued and unpaid interest, if any, to but excluding the redemption date.

At any time and from time to time on or after July 1, 2024, the Company may redeem the Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to but excluding the redemption date.

The Company will have the right to redeem the Notes at the applicable purchase price, upon not more 30 days’ notice following the consummation of any tender for the Notes, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any other person making such tender offer, purchases all of the Notes validly tendered and not withdrawn.

Change of Control. Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, to but excluding the date of such purchase.

Note Guarantees. As of the issue date, the Notes are guaranteed fully and unconditionally, jointly and severally, on a senior unsecured basis (the “Note Guarantees”), by the Guarantors. After the issue date, the Company will cause each of its Subsidiaries (as defined in the Indenture) that guarantees certain other debt to guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. In the future, the Note Guarantees may be released or terminated under certain circumstances.

Covenants and Restrictions. The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to (i) create liens on Principal Property (as defined in the Indenture), (ii) enter into any Sale and Leaseback Transaction (as defined in the Indenture) with respect to any property, and (iii) merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of their property. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations.

Neither the Notes nor the Note Guarantees have been or will be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The descriptions and provisions of the Indenture set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the form of Notes, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Accelerated Share Repurchase Agreement

On September 23, 2016, the Company entered into a $300 million accelerated share repurchase agreement (the “ASR Agreement”) with Bank of America, N.A. (“BofA”). The Company will acquire shares under the ASR Agreement as part of its previously announced share repurchase program.

Pursuant to the terms of the ASR Agreement, the Company will pay BofA $300 million in cash and will initially receive approximately 4.6 million shares of the Company’s common stock. At and/or prior to final settlement, BofA may be required to deliver additional shares of common stock to the Company or, under certain circumstances, the Company may be required to deliver shares of its common stock at final settlement or may elect to make a cash payment to BofA, based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement, less a discount. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by BofA and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed by the end of the Company’s fiscal 2017 third quarter, although the settlement may be accelerated at BofA’s option.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 above and is hereby incorporated by reference.

Item 8.01	Other Events.

On September 20, 2016, the Company issued a press release announcing pricing of the Notes. On September 23, 2016, the Company issued a press release announcing closing of the Notes and execution of the ASR Agreement. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

4.1	Indenture, dated as of September 23, 2016, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 5.000% Senior Notes due 2024 (included with Exhibit 4.1).

10.1	Purchase Agreement, dated as of September 20, 2016, by and among the Company, the Guarantors named therein and J.P. Morgan Securities LLC, as representative to the initial purchasers.

10.2	Accelerated Share Repurchase Agreement, dated as of September 23, 2016, by and among the Company and Bank of America, N.A.

99.1	Press Release issued by the Company on September 20, 2016.

99.2	Press Release issued by the Company on September 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Dated: September 23, 2016	By:	/s/ Scarlett May
Scarlett May
Senior Vice President, General Counsel and Secretary